UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

Performant Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35628	20-0484934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 North Canyons Parkway

Livermore, California 94551

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 960-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of Performant Financial Corporation (the “Company”) held on February 25, 2014, the Board approved, at the recommendation of the Compensation Committee (the “Committee”) of the Board, the payment of annual cash incentive bonus awards for the 2013 fiscal year for the Company’s executive officers. The Company’s annual cash incentive bonus awards approved by the Board are based on an assessment of the performance of the Company’s executives during 2013. Identified below are the 2013 cash incentive bonus awards as approved by the Company’s Board for each of Lisa C. Im, Dr. Jon D. Shaver, Harold T. Leach, Jr., and Hakan Orvell.

Name	Title	2013 Incentive Bonus Award
Lisa C. Im	Chief Executive Officer	$451,855
Dr. Jon D. Shaver	Chairman of the Board	$249,286
Harold T. Leach, Jr.	Chief Operations Officer	$270,516
Hakan Orvell	Chief Financial Officer	$207,779

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2014

PERFORMANT FINANCIAL CORPORATION

By:	/s/ Hakan Orvell
Hakan Orvell
Chief Financial Officer